Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-44505 on Form S-8 of our report dated June 26, 2012 appearing in this Annual Report on Form 11-K of Brady Matched 401(k) Plan for the year ended December 31, 2011.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 26, 2012